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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-129633, 333-129634, 333-129637 and 333-131024) of
Clinical Data, Inc. of our report dated March 28, 2005 relating to the financial statements of Icoria, Inc., which appears in the Current Report on Form 8-K/A of Clinical Data, Inc. dated December 20, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
MARCH 8, 2006